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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2000, except as to the information in Note 21 for which the date is March 27, 2000, relating to the financial statements and financial statement schedules of Wyndham International, which appears in Wyndham International's Annual Report on Form 10-K for the year ended December 31, 1999.

                                    /s/ PricewaterhouseCoopers LLP

Dallas, Texas
December 8, 2000